SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

XO GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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April 27, 2012

To the Stockholders of XO Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of XO Group Inc., to be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 13, 2012 at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet; if you receive your proxy materials by U.S. mail, by mailing a proxy card; by telephone; or in person at the Annual Meeting. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or on the proxy card regarding your voting options.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet at www.proxyvote.com by following the instructions on your Notice Regarding the Availability of Proxy Materials or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save XO Group Inc. the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the Annual Meeting, revoking your proxy, and voting your stock in person.

XO GROUP INC.

195 Broadway, 25th Floor
New York, New York 10007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2012

TO THE STOCKHOLDERS OF XO GROUP INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of XO Group Inc. (“XO Group” or the “Company”) will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 13, 2012 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	Election as directors of the two nominees named in the attached proxy statement to the class of directors whose terms expire in 2015.
(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.
(3)	Advisory vote on executive compensation.
(4)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 16, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock ledger of XO Group will remain open between May 13, 2012 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock ledger remains open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors
Jeremy Lechtzin Executive Vice President, General Counsel and Secretary

April 27, 2012

INTERNET AVAILABILITY
We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 30, 2012, we intend to mail a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record on the Record Date. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2011 Annual Report on Form 10-K (which we posted online on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

XO GROUP INC.

195 Broadway, 25th Floor
New York, New York 10007

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of XO Group Inc., a Delaware corporation (“XO Group” or the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of XO Group for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019 on Wednesday, June 13, 2012 at 9:00 a.m. All stockholders of record on April 16, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about April 30, 2012.

The mailing address of our principal executive office is 195 Broadway, 25th Floor, New York, New York 10007.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement. The table below summarizes each matter specified in the Notice of Annual Meeting of Stockholders, and the required vote and recommendation of the Board of Directors as to each such matter. The required vote and the circumstances under which a Proxy will be voted according to the recommendation of the Board of Directors are described in more detail following the table.

Matter	Description	Required Vote	Board Recommendation
Proposal 1	Election as director of the two nominees named in this Proxy Statement.	Plurality of shares voted	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	Affirmative vote of majority of shares present and entitled to vote	FOR
Proposal 3	Advisory approval of the Company’s executive compensation.	Affirmative vote of majority of shares present and entitled to vote	FOR

Voting

On April 16, 2012, the Record Date, there were 26,374,554 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you held on April 16, 2012.

There are four ways a stockholder of record can vote:

•	By Internet: You vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
•	By Telephone: You may vote by telephone by following the instructions on your proxy card.
•	By Mail: If you receive your proxy materials via U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
•	In Person: If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Quorum

The holders of a majority of the shares of the Common Stock issued and outstanding on the Record Date and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

Required Vote

If a quorum is present, the required vote for each item of business at the Annual Meeting is as follows:

•	Under Proposal 1, the two nominees who receive a plurality of votes cast (in person or by proxy) will be elected as directors. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.
•	Proposals 2 and 3 shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Broker non-votes will have no effect on the outcome of these proposals, and abstentions will have the effect of a “no” vote for purpose of the proposals requiring majority approval.

In no case may stockholders cumulate votes for the election of directors. In addition, under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and we will not independently provide stockholders with any such right.

Other than as indicated above, abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Proposals 1 and 3 are considered non-routine matters and shares held by brokers or nominees will receive “broker non-votes” if you do not give the broker instructions to vote your shares. Stockholders who hold our shares through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted on the election of directors, you need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted by the Proxy holders in accordance with the recommendation of the Board of Directors as to each matter specified in the accompanying Notice of Annual Meeting of Stockholders, and at the discretion of the Proxy holders as to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocation of Proxies

Any person giving a Proxy has the power to revoke it at any time before it is exercised at the Annual Meeting. It may be revoked by:

•	notifying the Secretary of XO Group in writing before the Annual Meeting of the intention to revoke the Proxy;
•	delivering to the Secretary of XO Group before the Annual Meeting a signed Proxy with a later date but prior to the date of the Annual Meeting;
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy); or
•	voting again by the Internet or telephone (only the last vote cast by each stockholder of record will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on the day before the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Notice or the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about broker non-votes or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department by sending an e-mail message to IR@xogrp.com or visiting our corporate website at www.xogroupinc.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

XO Group’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Two directors are to be elected at the Annual Meeting for a term expiring at the 2015 annual meeting of stockholders or until a successor has been duly elected and qualified.

The Board consists of five persons, as follows:

Class I (current term ends upon this Annual Meeting)	Class II (current term ends upon 2013 Annual Meeting)	Class III (current term ends upon 2014 Annual Meeting)
Ira Carlin	Charles Baker	David Liu
Eileen Naughton	Peter Sachse

The term of office for each of the two Class I directors listed above expires at the Annual Meeting. The Board has nominated Ira Carlin and Eileen Naughton, the current Class I directors, to stand for re-election to the class of directors whose terms expire at the 2015 annual meeting of stockholders or, in each case, until a successor is elected and has qualified. Mr. Carlin and Ms. Naughton have each agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominees named below.

Board Composition

We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. We also endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our activities.

The following are the key experiences, qualifications and skills that our directors bring to the Board that are important in light of our business: leadership at the chief executive officer level or other C-level background; experience in the advertising, media and technology industries; finance experience; and sales and marketing experience. Biographical information for our directors is set forth below, including the specific experiences, qualifications and skills considered by the Board in recommending the re-nomination of the directors whose current terms end upon this Annual Meeting, and the continued service of those directors whose current terms end upon the 2013 and 2014 Annual Meetings of Stockholders. For additional information on Mr. Liu’s service in the combined role of Chairman of the Board and Chief Executive Officer, please review the section entitled “Corporate Governance — Board Leadership Structure” in this Proxy Statement.

Nominees for Term Ending upon the 2015 Annual Meeting of Stockholders (Class I)

Ira Carlin (64) has served as one of our directors since October 2006. Mr. Carlin retired in January 2008 after having served as Chairman-International of MAGNA Global Worldwide, a division of the Interpublic Group of Companies (IPG), since 2002. Mr. Carlin began his advertising career at Grey Advertising and was with IPG since 1974. From 1990 to 2002, Mr. Carlin served as Chairman and CEO of Universal McCann. Mr. Carlin received a B.A. in Physics from Hebrew University.

In considering Mr. Carlin as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his chairmanship of a major division of a public company, experience as chief executive officer of a global media company, and extensive experience in the advertising industry.

Eileen Naughton (54) has served as one of our directors since October 2006. Ms. Naughton is Managing Director, Digital Media Strategy, Americas at Google Inc., where she has worked since September 2006. Her prior positions at Google have included Director, Americas Media Sales and Operations, and Director, Media Platforms. From 2002 to 2006, Ms. Naughton served as president of the TIME Group and as Vice President of Investor Relations for Time Warner from 2000 to 2002. Ms. Naughton received a B.A. in International Relations and earned an M.B.A. in Finance from the University of Pennsylvania.

In considering Ms. Naughton as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account her experience as an executive of companies with significant operations in the online industry, and deep experience and background in the media industry.

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders (Class II)

Charles Baker (45) has served as one of our directors since November 2005. Since September 2010, Mr. Baker has been the Chief Executive Officer and President of ZipRealty, Inc. Between December 2008 and September 2010, Mr. Baker served as Executive Vice President and Chief Financial Officer of ZipRealty. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College. In considering Mr. Baker for continued service on the Board, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, and significant experience in the financial industry.

Peter Sachse (54) has served as one of our directors since February 2010, and was appointed to the Board by Macy’s under the Macy’s Corporate Agreement. For additional information regarding the Macy’s Corporate Agreement, please see the section entitled “Certain Relationships and Related Transactions” in this Proxy Statement. Mr. Sachse also previously served as one of our directors from October 2006 through April 2007, and as an observer to our Board of Directors from April 2007 to February 2010. Mr. Sachse has been Chief Stores Officer of Macy’s, Inc. since February 2012. Mr. Sachse was Chief Marketing Officer of Macy’s between February 2009 and February 2012 and also served under that title from June 2003 to May 2007, and was President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse was also Chairman and Chief Executive Officer of the macys.com division of Macy’s between April 2006 and February 2012. Prior to serving in these roles, Mr. Sachse was president and chief operating officer of The Bon Marche in Seattle. He began his retail career with Macy’s in Kansas City. He also served as executive vice president/general merchandise manager at Macy’s East and later as vice chair/director of stores of Macy’s East. Mr. Sachse received a B.B.A. in Finance from the University of Wisconsin. In considering Mr. Sachse for continued service on the Board, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, and extensive experience in the retail industry.

Continuing Director for Term Ending upon the 2014 Annual Meeting of Stockholders (Class III)

David Liu (46) is a co-founder of XO Group and has served as our Chief Executive Officer and the Chairman of the Board since our inception in May 1996. Mr. Liu has also served as our President since October 2008, and served as President from May 1996 to October 2007. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Chief Content Officer. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney. In considering Mr. Liu for continued service on the Board, the Nominating and Corporate Governance Committee took into account his provision of a Company perspective in Board discussions about our operations, as well as a deep understanding of the strategies necessary to grow and run our business.

Corporate Governance

Overview.  The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee XO Group and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as Board committee charters, codes of conduct and other documents setting forth XO Group’s corporate governance practices, can be accessed in the “Investor Relations — Corporate Governance” section of our corporate website at www.xogroupinc.com.

Director Independence.  In March 2012, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Mr. Carlin and Ms. Naughton) are independent as defined by Rule 303A.02 of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of XO Group for purposes of satisfying the audit committee member independence rules.

Codes of Conduct.  The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes can be accessed in the “Investor Relations — Corporate Governance” section of our corporate website at www.xogroupinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Investor Relations. The purpose of these codes is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by XO Group; and to promote compliance with all applicable rules and regulations that apply to XO Group and its officers, directors and employees.

Board Leadership Structure.  The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer. Both positions are held by Mr. Liu. The Board does not have a “Presiding Director.” The Board believes that this structure has historically served the company well and continues to do so, by creating a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business, facilitating communication between the Board and our senior management, and providing the Board with direct oversight of our business and affairs.

Board Role in Risk Oversight.  The Board of Directors plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met eight times in the year ended December 31, 2011. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, for which the meetings are described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met once in executive session in 2011.

Each director attended at least 75% of the aggregate of (1) the total meetings of the Board, and (2) the total number of meetings held by all Committees of the Board on which he or she served, that were held in 2011. Our policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2011 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee Charters can be accessed in the “Investor Relations — Corporate Governance” section of our corporate website at www.xogroupinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Baker (Chair) and Mr. Carlin. The Nominating and Corporate Governance Committee met once in 2011. The Nominating and Corporate Governance Committee reviews and recommends changes to our Corporate Governance Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Board. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of our business and affairs.

The Board of Directors has also determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Attachment A of our Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to XO Group’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our Bylaws. Our Bylaws can be accessed in the “Investor Relations — Corporate Governance” section of our corporate website at www.xogroupinc.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to our businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Compensation Committee

The Compensation Committee is currently composed of Mr. Carlin (Chair) and Ms. Naughton. The Compensation Committee met two times in 2011. The Compensation Committee evaluates the performance of our executive officers and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also reviews and makes recommendations to the Board concerning the compensation of our independent directors and administers our stock incentive plans, which includes, without limitation, approving the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors. Each member of this committee is an independent director under applicable NYSE listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of our relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Mr. Carlin and Ms. Naughton. The Audit Committee met five times in 2011. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between XO Group and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that the Audit Committee includes at least one member who has accounting or related financial management expertise, as required by NYSE rules. Each of Mr. Baker, Mr. Carlin and Ms. Naughton satisfies these Audit Committee qualifications.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The two nominees for the class of directors whose terms expire at the 2015 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of XO Group. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Ira Carlin and Eileen Naughton, the two Class I nominees listed above.

MANAGEMENT

The following table sets forth, as of April 16, 2012, the name, age and position of each of our executive officers.

Name	Age	Position
David Liu	46	Chief Executive Officer, President and Chairman of the Board
Carley Roney	43	Chief Content Officer
Carol Koh Evans	40	Chief Operating Officer
John Mueller	49	Chief Financial Officer and Treasurer
Nic Di Iorio	52	Chief Technology Officer
Jeremy Lechtzin	38	Executive Vice President, General Counsel and Secretary
Kristin Savilia	42	Executive Vice President, Local Enterprise

David Liu is our Chief Executive Officer, President and Chairman of the Board. See “Continuing Director for Term Ending upon the 2014 Annual Meeting of Stockholders (Class III)” above for a discussion of his business experience. Mr. Liu is married to Ms. Roney.

Carley Roney is a co-founder of XO Group. She has served as our Editor-In-Chief since our inception in May 1996 and became our Chief Content Officer in August 2008. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu, our Chief Executive Officer. Ms. Roney received an M.A. in Cultural Studies and earned a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

Carol Koh Evans is our Chief Operating Officer and rejoined XO Group in May 2008. Before that, she was General Manager of Massive Incorporated, a subsidiary of Microsoft Corporation, since May 2006. Before joining Massive following its acquisition by Microsoft, Ms. Evans spent five years with Microsoft in Corporate Development, Corporate Strategy and MSN M&A, where she primarily supported Microsoft’s consumer initiatives, including the Online Services and Entertainment and Devices divisions. Before Microsoft, Ms. Evans led Corporate Development for XO Group. In addition, she worked as an investment banker with Lehman Brothers in New York and Hong Kong and Robertson Stephens in San Francisco and participated in General Electric’s Financial Management Program. Ms. Evans received a B.S. in Business Administration (Finance) from the University of California, Berkeley — Haas School of Business and earned an M.B.A. from Columbia Business School.

John Mueller is our Chief Financial Officer and Treasurer and joined XO Group in September 2008. Before that, he was Chief Financial Officer and Executive Vice President at Genius Products, Inc. between February 2006 and May 2008. Before Genius Products, Mr. Mueller was Senior Vice President of Media Investment Banking for Jefferies & Company, Inc. from January 2002 to December 2005, where he provided strategic financial advisory services on mergers, acquisitions, and equity and debt offerings for entertainment and media clients. Before Jefferies & Company, Mr. Mueller worked in the media and entertainment investment banking groups at Credit Suisse First Boston and SG Cowen Securities. Mr. Mueller began his career in finance working for a Fortune 500 consumer packaged goods company, Kimberly-Clark Corporation. Mr. Mueller received a B.S. in Business from the University of Minnesota and earned an M.B.A. from Harvard Business School.

Nic Di Iorio is our Chief Technology Officer and joined XO Group in February 2008. Before that, he was co-Founder and CEO of City 24/7 LLC from October 2006 to January 2008, where he remains a member of the Advisory Board. Mr. Di Iorio was also Principal of MarCom ASP Limited, a consulting company, from July 2006 to January 2008. Before that, he was Chief Technology Officer of the Interpublic Group of Companies (IPG), from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc. (a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from Polytechnic University.

Jeremy Lechtzin is our Executive Vice President, General Counsel and Secretary and joined XO Group in May 2007. Before that, he was in private practice representing XO Group and other public and private technology clients on securities, mergers, venture capital, intellectual property and general corporate matters with the law firms of Proskauer Rose LLP from February 2003 through May 2007 and Brobeck, Phleger & Harrison LLP from September 1999 through February 2003. Mr. Lechtzin received a B.A. in History from the University of Michigan and earned a J.D. from New York University School of Law.

Kristin Savilia is our Executive Vice President of Local Enterprise, and joined XO Group in July 2005. From September 1999 to June 2005, Ms. Savilia was Executive Director of Bridal and Gift Registry at Linens ’n Things, Inc. Prior to that, she was a Regional Bridal Director and a buyer for Macy’s beginning in 1991. Ms. Savilia received a B.A. in History from Dartmouth College.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the elements of compensation for our named executive officers identified in the Summary Compensation Table. As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as the “Committee”) is responsible for determining the total direct compensation of our executive officers, including base salary, incentive pay, stock options and restricted stock.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Objectives

The goal of our executive compensation program is to retain and attract top quality management and to motivate them to contribute to the achievement of our business objectives that are established to create long-term value for our stockholders.

We serve our audience with information, products, and services during critical lifestages: planning a wedding, sharing life as a couple for the first time, and planning for the birth of a first child. Our strategy is to maintain our position as a leading lifestage media and technology company providing comprehensive information, services and products to couples from engagement through pregnancy and to grow our market share of advertising, e-commerce, and registry commission dollars in national and local markets in the U.S. and non-U.S. markets. To achieve these objectives, we need a highly talented and seasoned team of business professionals.

We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have adopted a compensation philosophy designed to offer our named executive officers compensation and benefits that are competitive and that meet our goals of attracting, retaining, and motivating highly skilled individuals to help us achieve our financial and strategic objectives.

Our executive compensation program is designed to achieve a number of objectives:

•	provide competitive total compensation opportunities that enable us to attract, retain and motivate our named executive officers with the experience and skills to manage our growth and lead us to the next stage of development;
•	reward sustained stockholder value creation by providing a mix of compensation that emphasizes creating and sustaining an enterprise market valuation consistent with leading media and technology companies; and
•	reward achievement of our annual and long-term financial objectives by awarding appropriate levels of cash and equity compensation for consistent achievement (and over-achievement) of our annual operating plan and for achievement of the long-term financial objectives necessary to reaching and maintaining a market valuation consistent with leading media and technology companies.

To date, we have not employed any policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Executive Compensation Process

Role of the Committee

The Committee is responsible for overseeing our executive compensation program and administering our executive compensation program consistent with our philosophies and objectives. The Committee regularly consults with and reports to our full Board of Directors on its deliberations and actions.

The Committee reviews on a periodic basis our executive compensation program, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and has the authority to establish and implement any modifications or new plans or programs.

The Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and carefully evaluating each executive’s performance against established goals, leadership qualities, operational performance, business responsibilities, career with XO Group, current compensation arrangements and long-term potential to enhance stockholder value.

Role of Management

In carrying out its responsibilities, the Committee works with members of our management team, including our Chief Executive Officer. Historically, our management team has assisted the Committee by providing information on the Company and individual performance, market data, and management’s perspective and recommendations on compensation matters.

Typically, our Chief Executive Officer has made recommendations to the Committee regarding the compensation of our employees, including our named executive officers (except with respect to his own compensation), and attends that portion of the Committee meetings in which compensation matters are discussed (except he recuses himself from that portion of Committee meetings with respect to discussions involving his own compensation).

While our Committee has solicited and reviewed our Chief Executive Officer’s recommendations and proposals with respect to compensation-related matters, it has only used these recommendations and proposals as one factor in making compensation decisions for our employees, including our named executive officers.

Role of Compensation Consultant

The Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with the establishment of cash and equity compensation plans and arrangements and related policies. In making its determinations with respect to executive compensation, the Committee has not historically engaged the services of a compensation consultant.

Use of Competitive Data

As part of its process, the Committee reviews executive compensation elements for a select group of publicly traded Internet and media companies with similar operating characteristics and market capitalization to XO Group. We compile this information from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which we compete. The Internet and media companies within this group reviewed by the Committee in the past year include 1-800-FLOWERS.COM, Inc., Ancestry.com Inc., Autobytel Inc., Blue Nile, Inc., InfoSpace, Inc., Marchex, Inc., Martha Stewart Living Omnimedia, Inc., Monster Worldwide, Inc., Move, Inc., Netflix, Inc., OpenTable, Inc., Priceline.com Incorporated, TechTarget, Inc., TheStreet.com, Inc., WebMD Health Corp. and ZipRealty, Inc.

The Committee intends to review our peer group at least annually and make adjustments to its composition as necessary.

Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with XO Group. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract and retain executives over time.
•	Long-term incentives in the form of awards under our long-term incentive plan and restricted Common Stock under our stock incentive plan, all of which are designed to align the interest of each executive officer with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake. Historically, long-term incentives have represented the most significant element of compensation for our executive officers.

For 2010 and prior years, executive officer compensation also included awards under our annual Management Incentive Plans, which were designed to focus the executives on the key objectives that were part of our operating plan for a particular year.

We do not maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account XO Group’s performance in the year then ended. In 2011, the Committee approved a base salary increase of 16.7% for Mr. Mueller, on the basis of his overall personal performance since his hire in September 2008 (which the Committee determined had been superior), a review of salary levels in effect for similar positions within the comparison group of companies, a review of his compensation history before joining XO Group (which indicated he accepted a total compensation decrease to join XO Group), and a determination that his contributions would be critical to the future performance of XO Group and therefore that his satisfaction with his base salary compared to market levels was an important element in maintaining the appropriate motivation to continue such level of performance.

Long-Term Incentives — Stock Incentive Plan Awards

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock under our Stock Incentive Plan. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically, our option grants have had 10-year terms, although options granted in 2007 to certain executive officers have 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying our stock option grants.

The Committee considers several factors when determining to grant Stock Incentive Plan awards to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

In February 2011, we awarded 30,000 shares of restricted stock to Mr. Liu, 40,000 shares of restricted stock to each of Mr. Mueller, Ms. Evans and Mr. Lechtzin, and 55,000 shares of restricted stock to Mr. Di Iorio. The Committee considered all of the factors listed above when awarding these shares in 2011, with the executives’ expected contribution to our long-term performance weighted most heavily. The awards in each year were part of a set made to a broad range of our employees to encourage long-term performance.

Long-Term Incentives — Long-Term Incentive Plan

In 2011, the Committee adopted, and our stockholders approved, the 2011 Long-Term Incentive Plan (“LTIP”), pursuant to which our executive officers and other employees may receive compensatory awards based on the achievement of specified performance goals related to the performance of the Company and/or its affiliates. At the same time, the Committee initiated a program focusing on the financial performance of the Company over a three-year period running from 2011 to 2013.

For 2011, the first year of this three-year program, the Committee determined that the participants in the LTIP (including named executive officers) would have the opportunity to earn awards under the LTIP equal in value to their “maximum bonus opportunity” (expressed as a percentage of base salary) multiplied by a “bonus tier” factor.

The Committee then established bonus tiers based on our financial performance for 2011, weighted 50% for “core revenue” and 50% for “core adjusted EBITDA.” For purposes of the LTIP, “core revenue” was determined in accordance with U.S. Generally Accepted Accounting Principles and as reported in the our publicly filed financial statements, excluding Ijie.com and SEMplest LLC, and “core adjusted EBITDA” was calculated as net income before: investment income or losses (which includes trading gains and losses on financial assets); income taxes; depreciation and amortization; stock-based compensation; Plan compensation amounts; impairment of goodwill and intangible assets; income or losses from discontinued operations; Ijie.com; and SEMplest LLC. Further, the 2011 core revenue budget goal was set at $126.1 million and the 2011 core adjusted EBITDA budget goal was set at $22.9 million.

The bonus tiers (based on level of achievement of the goals) were:

	Core Revenue	Core Adjusted EBITDA	Bonus Tier
Minimum/Threshold	95.0%	85.0%	35.0%
	97.5%	92.5%	45.0%
Budget	100.0%	100.0%	57.5%
	101.0%	102.0%	75.0%
Maximum	102.0%	104.0%	100.0%

Under the LTIP formula for 2011, core revenue and core adjusted EBITDA that falls between bonus tiers was to be determined on a linear basis between the immediately adjacent lower and higher bonus tiers; provided, however, that the bonus tier would be 0% and no award would be earned for a performance goal until at least the minimum/threshold percentages of core revenue or core adjusted EBITDA were achieved and in no event would a maximum bonus tier exceed 100%.

Because the two performance goals were each weighted 50%, the final bonus tier was determined by multiplying the actual bonus tier percentage for core revenue by 50%, multiplying the actual bonus tier percentage for core adjusted EBITDA by 50%, and adding the two resulting percentages together.

In establishing the maximum bonus opportunities for our named executive officers, the Committee considered bonus opportunities for similar positions in our select group of peer companies set forth above. As a result of this review, the maximum bonus opportunity was 100% of base salary for Mr. Liu, and 85% for each of the other named executive officers.

For 2011, we achieved 98.4% of the core revenue target and 110.9% of the core adjusted EBITDA target. This resulted in a bonus tier of 49.7% for core revenue and 100% for core adjusted EBITDA, and a final bonus tier of 74.8%. This meant that Mr. Liu’s LTIP award was 74.8% of his base salary and the LTIP award for the other executive officers was 63.6% of base salary.

The default method of payment of LTIP awards earned during the three-year performance period is in the form of shares of Company common stock. Participants can elect to receive LTIP awards in the form of cash, but such distributions are at a fraction, as determined by the Committee (currently one-half), of the value that would otherwise have been earned and distributed in the form of equity awards. Each of our named executive officers received their 2011 LTIP awards in the form of shares, as shown in the following table:

Named Executive Officer	Shares Awarded(1)
David Liu	30,752
John Mueller	24,734
Carol Koh Evans	24,734
Nic Di Iorio	24,734
Jeremy Lechtzin	19,434

(1)	The following 2011 LTIP award amounts were determined for each named executive officer: David Liu — $276,760; John Mueller — $222,600; Carol Koh Evans — $222,600; Nic Di Iorio — $222,600; and Jeremy Lechtzin — $174,900. These amounts were awarded as shares of Company common stock under our 2009 Stock Incentive Plan on February 16, 2012, based on our closing price of $9.00 per share on the New York Stock Exchange on such date.

The threshold, target and maximum LTIP award opportunities for each of our named executive officers for 2011 are included in the “Grants of Plan-Based Awards in 2011” table below in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The actual 2011 LTIP award amounts paid to each of our named executive officers are included in the “Summary Compensation Table” in the column “Non-Equity Incentive Plan Compensation.”

As part of our three-year performance program, the Committee has also set the LTIP award performance goals and threshold, target and maximum bonus opportunities for 2012 and 2013, keeping in mind the Company’s strategic priorities and ultimate business goals for the three-year performance period. Also, in setting the performance goals for 2011 and then for 2012 and 2013, the Committee intended to provide that the relative difficulty of achieving the applicable performance goals was consistent from year to year. Further, the Committee established the maximum bonus opportunity for 2013 with a true-up for any LTIP award paid to the named executive officers for 2012, which true-up will be paid to the named executive officers if 2013 performance exceeds 2012 performance.

In addition to the awards that may be made under the LTIP, the Committee may approve an additional discretionary bonus for exceptional performance or for accomplishments which were not originally considered in the establishment of individual objectives under the LTIP. No such discretionary bonuses were paid to the executive officers named in the “Summary Compensation Table” for 2011.

Mr. Liu’s employment agreement provides if there is a change-in-control transaction, thereafter his target bonus opportunity will be 50% of his base salary, his maximum bonus opportunity will be at least 100% of his base salary, and for the purposes of these calculations, his base salary will be assumed to be the greater of $500,000 and his actual base salary in effect on the date of calculation.

Executive Severance and Change-In-Control Agreements

Our executive officers have employment agreements with us which are terminable at any time. Under the agreements for each executive officer except for Mr. Liu, if an executive is terminated by us “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination. If Mr. Liu is terminated by us “without cause” or resigns for “good reason,” he is entitled under the employment agreement to continuation of salary (paid periodically) and benefits for two years following termination. In addition, to the extent any payment made to Mr. Liu or for his benefit would be subject to an excise tax imposed by Code Section 4999, we have agreed to make a gross-up payment to Mr. Liu to cover the excise tax and any taxes incurred by Mr. Liu upon the payment of such gross-up payment. The terms “without cause” and “good reason” are defined in each executive’s employment agreement and are summarized below.

•	“Without cause” under the employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”
•	“Cause” under the employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.
•	“Good reason” under the employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City, or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Liu’s agreement also includes a material breach of his agreement by XO Group, the material and repeated interference by the Board with the discharge of his duties and responsibilities at any time following a change-in-control transaction and if he is not the senior-most executive officer of XO Group immediately following a change-in-control transaction and for two years thereafter.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all our employees, including distributions from the 401(k) plan, disability benefits if applicable and accrued vacation pay. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to our employees. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

In addition to the special change-in-control provisions contained in Mr. Liu’s employment agreement related to our annual incentive plans described above under the heading “Elements of Executive Compensation — Long-Term Incentives — Long-Term Incentive Plan,” he is also entitled to reimbursement of reasonable legal fees and expenses if, after a change-of-control, any dispute arises regarding the provisions of his employment agreement and he prevails to a substantial extent with respect to any claims brought in such dispute.

In the event that the Company is acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, the restricted stock granted to executive officers in 2008 would vest in an amount equal to the greater of (1) the shares of restricted stock that would otherwise have vested during the one year period following the change-in-control and (2) 50% of the shares of restricted stock that are not vested on the date of the change-in-control. For additional information regarding estimates of amounts payable in connection with executive severance or a change-in-control, see the “Potential Payments Upon Termination or Change-In-Control” tables.

Retirement and Other Benefits

We have a tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions, not to exceed the applicable statutory income tax limitation (which was $16,500 in 2011). In 2011, we provided a matching contribution equal to 25% of the first 4% of a participant’s salary deferrals. Our contributions to the accounts of our named executive officers are shown in the All Other Compensation column of the Summary Compensation Table below. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our named executive officers include Company-funded executive group life insurance; group medical plans and medical and dependent care flexible spending accounts available to salaried employees generally; participation in an employee stock purchase plan available to employees generally; and, in the case of Mr. Liu, a leased automobile.

Except as described herein, we generally do not provide perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites in limited circumstances, such as where we believe they are appropriate to assist our executives in the performance of their duties, to make our executives more efficient and effective, and/or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

While we intend to continue to maintain our current benefits and perquisites for our named executive officers, we have discretion to revise, amend, or add to them. We believe these benefits and perquisites are at competitive levels for comparable companies.

Stock Ownership Guidelines

Currently, we have not established stock ownership guidelines for our executive officers. Each of our executive officers retains substantial equity value in XO Group in the form of Common Stock, vested and unvested stock options or unvested restricted stock.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in XO Group-based put and call option contracts, transacting in straddles, and the like.

Tax and Accounting Considerations

In determining executive compensation, the Committee also considers, among other factors, the possible tax consequences to us and to our executives, accounting consequences to us and the impact of certain arrangements on stockholder dilution. However, to maintain maximum flexibility in designing compensation programs, the Committee, while considering these items as factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to have a particular tax or accounting result, to be deductible by the Company, or to achieve a specific level of stockholder dilution.

Our Committee considers the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations that generally disallow a tax deduction to publicly held companies for compensation exceeding $1 million paid to such a company’s chief executive officer and each of the three other executive officers (besides the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the company’s three other most highly compensated executive officers. The limitation applies only to compensation which is not considered to be qualified performance-based compensation, including base salaries, cash bonuses under non-equity incentive plans which have not been approved by our stockholders and grants of service-based restricted stock.

The members of our Committee qualify as outside directors for purposes of granting qualified performance-based compensation that is exempt from the limits on deductibility under Section 162(m). However, the Committee believes that our interests may be best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, may grant compensation which may be subject to the $1,000,000 annual limit on deductibility. The Committee will exercise its discretion to award compensation that may be subject to the limits set forth in Section 162(m) when it considers such payments to be appropriate and in the best interest of the Company and our stockholders. The non-performance based compensation paid to our executive officers for 2009, 2010 and 2011 did not exceed the $1 million per executive limit.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of XO Group that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. Except as set forth above for Mr. Liu, we have not agreed to pay any executive officer, including any named executive officer, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

Impact of Last Year’s Say-On-Pay Vote

At last year’s Annual Meeting, our stockholders overwhelmingly approved the compensation of our named executives with over 80% of the shares entitled to vote voting in favor. This vote is commonly known as “say-on-pay.” A majority of our shareholders also indicated their preference for an annual say-on-pay vote. Our Board has determined that future say-on-pay votes will be held every year until the next vote on the frequency of such advisory votes.

The Committee considered the results of the 2011 say-on-pay vote, and based upon the strong stockholder support, does not believe that our executive compensation program requires material changes. The Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in our Proxy Statement for the 2012 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Compensation Committee of the Board of Directors of XO Group Inc.:

Ira Carlin (Chair)
Eileen Naughton

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Relationship between Compensation Plans and Risk

We believe that the Company’s compensation programs, either individually or in the aggregate, do not encourage executives or employees to undertake unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us. We note the following mitigating factors:

•	The Committee sets the performance goals for our annual Long-Term Incentive Plan. These goals typically are objective financial goals which the Committee believes are appropriately correlated with stockholder value;
•	The use of equity awards fosters executive retention and aligns our executives’ interests with those of our stockholders; and
•	Our compensation policies and programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based bonuses, which focus on annual and/or quarterly performance goals, and equity awards, which typically vest over a number of years and therefore encourage employees to focus on long-term performance.

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of XO Group for services rendered in all capacities to us for the years ended December 31, 2011, 2010 and 2009. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) for the year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David Liu Chief Executive Officer	2011	370,000	—	333,300	—	276,760	—	13,479	993,539
	2010	370,000	—	—	—	185,000	—	13,479	568,479
	2009	370,000	—	294,101	—	123,333	—	13,592	801,026
John Mueller Chief Financial Officer	2011	341,667	—	444,400	—	222,600	—	7,509	1,016,176
	2010	300,000	—	—	—	138,750	—	8,647	447,397
	2009	300,000	—	294,101	—	100,000	—	2,421	696,522
Carol Koh Evans Chief Operating Officer	2011	350,000	—	444,400	—	222,600	—	654	1,017,654
	2010	350,000	—	—	—	161,875	—	654	512,529
	2009	339,167	—	294,101	—	116,667	—	792	750,727
Nic Di Iorio Chief Technology Officer	2011	350,000	—	611,050	—	222,600	—	7,506	1,191,156
	2010	350,000	—	—	—	161,875	—	8,657	520,532
	2009	337,500	—	294,101	—	116,667	—	6,664	754,932
Jeremy Lechtzin General Counsel	2011	275,000	—	444,400	—	174,900	—	654	894,954
	2010	275,000	—	—	—	127,188	—	654	402,842
	2009	268,333	—	294,101	—	91,667	—	776	654,876

(1)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. The grant date fair value of restricted stock is determined based on the number of shares granted and the fair value of our Common Stock on the grant date, which is the closing price per share of our Common Stock reported on The Nasdaq Global Market or New York Stock Exchange, as applicable, on that date, less the consideration paid by the recipient for the award. Under our Stock Incentive Plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.
(2)	Amounts represent payments under our 2011 Long-Term Incentive Plan and 2010 and 2009 Management Incentive Plans. For each executive officer in 2011, the amount represents non-equity incentive plan compensation awarded as stock under our Stock Incentive Plan in February 2012, based on the closing price per share of our Common Stock reported on the New York Stock Exchange on February 16, 2012 ($9.00).

(3)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Name	Year	XO Group Leased Automobile ($)	XO Group Matched 401(k) Contribution ($)	Group Life Insurance ($)	Other ($)	Total ($)
David Liu	2011	8,700	4,125	654	—	13,479
	2010	8,700	4,125	654	—	13,479
	2009	9,100	3,700	792	—	13,592
John Mueller	2011	—	3,325	654	—	7,509
	2010	—	3,313	654	—	8,647
	2009	—	750	792	—	2,421
Carol Koh Evans	2011	—	—	654	—	654
	2010	—	—	654	—	654
	2009	—	—	792	—	792
Nic Di Iorio	2011	—	3,322	654	—	7,506
	2010	—	3,323	654	—	8,657
	2009	—	1,896	792	—	6,664
Jeremy Lechtzin	2011	—	—	654	—	654
	2010	—	—	654	—	654
	2009	—	—	776	—	776

Grants of Plan-Based Awards in 2011

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2011, including performance-based awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Liu	2/2/2011	2/2/2011	129,500	212,750	370,000				30,000			11.12	333,300
John Mueller	2/2/2011	2/2/2011	104,300	171,150	297,500				40,000			11.12	444,400
Carol Koh Evans	2/2/2011	2/2/2011	104,300	171,150	297,500				40,000			11.12	444,400
Nic Di Iorio	2/2/2011	2/2/2011	104,300	171,150	297,500				55,000			11.12	611,050
Jeremy Lechtzin	2/2/2011	2/2/2011	81,950	134,475	233,750				40,000			11.12	444,400

(1)	Amounts represent the threshold, target and maximum awards that could be earned by the executive officer under our 2011 Long-Term Incentive Plan. Awards are based on a combination of our performance as measured by revenue and EBITDA. Actual incentives earned with respect to 2011 performance are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column and were paid in shares of Company stock on February 16, 2012, based on the Company’s closing price of $9.00 per share on the New York Stock Exchange on such date.
(2)	25% of each award in this column vested on the first anniversary of the grant date and the remaining 75% will vest thereafter in three equal annual installments on each subsequent anniversary. Under our Stock Incentive Plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.

Outstanding Equity Awards at December 31, 2011

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Liu	49,164		0		2.80	6/30/2013
	128,667		0		4.00	6/30/2014
	160,000	(3)	0		18.26	5/29/2012
							51,850	(4)(5)	432,429
John Mueller							71,225	(4)(6)(7)	594,017
Carol Koh Evans							67,058	(4)(7)(8)	559,267
Nic Di Iorio							79,350	(4)(9)(10)	661,779
Jeremy Lechtzin							68,100	(4)(7)(11)	567,954

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted, except for options granted on May 29, 2007 ($18.26 strike price), which expire on the fifth anniversary of the grant date.
(2)	Calculated by multiplying the number of restricted shares of Common Stock by the closing price per share of our Common Stock reported on the New York Stock Exchange on December 31, 2011 ($8.34).
(3)	The option vested 33.33% in each of May 2008, May 2009 and May 2010.
(4)	The number includes shares that relate to a February 2009 award of 43,700 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each subsequent anniversary.
(5)	The number includes shares that relate to a February 2011 award of 30,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each subsequent anniversary.
(6)	The number includes shares that relate to a September 2008 stock award of 50,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(7)	The number includes shares that relate to a February 2011 award of 40,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each subsequent anniversary.
(8)	The number includes shares that relate to a May 2008 stock award of 50,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(9)	The number includes shares that relate to a February 2008 stock award of 40,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 12 equal installments every three months.
(10)	The number includes shares that relate to a February 2011 award of 55,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each subsequent anniversary.
(11)	The number includes shares that relate to an August 2008 award of 25,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in three equal annual installments on each subsequent anniversary.

Option Exercises and Stock Vested in 2011

The following table sets forth information concerning the number of shares acquired and the value realized by the Named Executive Officers as a result of restricted stock vesting in 2011. No Named Executive Officer exercised a stock option in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David Liu	—	—	10,925	116,898
John Mueller	—	—	23,425	237,104
Carol Koh Evans	—	—	23,425	236,192
Nic Di Iorio	—	—	20,925	216,448
Jeremy Lechtzin	—	—	18,425	188,100

(1)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our executive officers would receive benefits available generally to all our employees. The tables below describe and quantify additional compensation that would have become payable to the named executive officers in connection with an involuntary termination of their employment or a change in control of XO Group on December 31, 2011. Where applicable, the amounts payable assume an $8.34 fair value of our Common Stock (the closing price of our Common Stock on December 31, 2011).

Involuntary Termination

Name	Salary-Based Payments ($)	XO Group Leased Automobile ($)(4)	Health, Group Life Insurance and Related Benefits ($)		Total ($)
David Liu(1)	740,000	17,400	19,963		785,613
John Mueller(2)	300,000	—	654	(3)	303,979
Carol Koh Evans(2)	350,000	—	9,981		359,981
Nic Di Iorio(2)	350,000	—	9,981		363,303
Jeremy Lechtzin(2)	275,000	—	9,981		284,981

(1)	Severance consists of payment of base salary, at the rate in effect at the time of termination, for two years following termination and receipt of all benefits (other than vesting of equity awards) during such period.
(2)	Severance consists of an amount equal to base salary in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.
(3)	Represents life insurance only; Mr. Mueller did not elect medical coverage for 2011.
(4)	Estimate based on the payments made by XO Group for 2011.

Change-In-Control

	Accelerated Vesting(1)
Name	Stock Options ($)(2)	Restricted Stock ($)(3)	Total ($)
David Liu	—	216,215	216,215
John Mueller	—	297,008	297,008
Carol Koh Evans	—	279,633	279,633
Nic Di Iorio	—	330,890	330,890
Jeremy Lechtzin	—	283,997	283,997

(1)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested stock options and restricted stock would be subject to accelerated vesting in connection with a change-in-control.
(2)	The fair market value of our Common Stock on December 31, 2011 was less than the exercise price of the options subject to accelerated vesting.
(3)	Amounts represent the fair market value of our Common Stock on December 31, 2011 multiplied by the number of restricted shares subject to accelerated vesting.

Compensation of Directors in 2011

Our policies effective in 2011 for cash and equity compensation to our non-employee directors were as follows:

Annual Service.  Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock which vest upon the director’s completion of one year of Board service measured from the grant date.

Annual Fee.  In February 2011, the Board amended the cash compensation policy for non-employee directors, such that beginning with the 2011 calendar year, each non-employee director is paid an annual fee of $25,000 in quarterly installments.

Committee Chairpersons.  In February 2011, the Board also amended the cash compensation policy for committee chairpersons, such that in addition to the fee set forth above, the Chairperson of the Audit Committee is paid an annual fee of $10,000, and the Chairperson of each of the Compensation Committee and Nominating and Corporate Governance Committee is paid an annual fee of $5,000, as compensation for the additional responsibilities and duties of the position.

We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Baker	40,000	24,450	—	—	—	—	64,450
Ira Carlin	30,000	24,450	—	—	—	—	54,450
Eileen Naughton	25,000	24,450	—	—	—	—	49,450
Peter Sachse(1)	20,833	24,450	—	—	—	—	45,283

(1)	Mr. Sachse is an executive officer of Macy’s, Inc. Effective February 28, 2011, following the sale by Macy’s, Inc. of all of its shares of Common Stock to XO Group, Mr. Sachse elected to receive compensation from us for his service as a director.
(2)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules. On June 15, 2011, Mr. Baker, Mr. Carlin, Ms. Naughton and Mr. Sachse were each granted 2,500 restricted shares of Common Stock with a grant date value of $24,450. These restricted shares will vest on June 15, 2012. At December 31, 2011, the number of unvested restricted shares of Common Stock outstanding was: Mr. Baker, 2,500; Mr. Carlin, 2,500; Ms. Naughton, 2,500; and Mr. Sachse, 2,500.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2011 were Mr. Carlin and Ms. Naughton.

During 2011:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of XO Group or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which XO Group was a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under NYSE rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Set forth below is summary information concerning the relationships and transactions that were reviewed and approved by the Audit Committee on February 8, 2012. The policies and procedures with respect to such review are not in writing other than the requirement for such review pursuant to the Audit Committee charter. As stated in the charter, the Audit Committee believes that its policies and procedures with respect to such review should remain flexible in order to best react to changing conditions and circumstances.

Macy’s, Inc.

The following is a description of the relationship between Macy’s and XO Group reviewed and approved by the Audit Committee on February 8, 2012 with respect to the year ended December 31, 2011. On February 25, 2011, we repurchased all of the shares of our Common Stock then held by Macy’s. In connection with the repurchase, certain of the agreements between XO Group and Macy’s which are described below automatically terminated, including the Macy’s Corporate Agreement, the May Bridal Agreement, and the Registration Rights Agreement. The repurchase did not affect the registry or advertising agreements between XO Group and Macy’s. Mr. Sachse continues to serve as a member of our Board of Directors. On June 27, 2011, we deregistered the repurchased shares.

At December 31, 2010, Macy’s beneficially owned more than 5% of our Common Stock.

Macy’s accounted for approximately 6% of our consolidated net revenue during the year ended December 31, 2010.

Effective as of June 1, 1999, our subsidiary WeddingChannel.com, Inc. (“WeddingChannel.com”) and Federated Department Stores, Inc., now known as Macy’s, Inc., entered into a registry agreement (the “Old Registry Agreement”). The Old Registry Agreement, as amended and supplemented, provided that WeddingChannel.com was responsible for the operation and maintenance of the website from which all bridal registries for the department stores owned by Macy’s could be accessed. WeddingChannel.com received a commission from the sale of Macy’s merchandise through this website. For the years ended December 31, 2009 and 2008, WeddingChannel.com recorded registry services revenue under the Old Registry Agreement of $7.4 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $167,000 and $127,000, respectively.

We also recorded revenue under other advertising agreements with Macy’s, which aggregated approximately $1.5 million and $1.0 million for the years ended December 31, 2009 and 2008, respectively. At December 31, 2009, we had accounts receivable from Macy’s of $444,000.

On January 11, 2010, Macy’s and WeddingChannel.com entered into an agreement to terminate the Old Registry Agreement (the “Termination Agreement”), which had been scheduled to expire in January 2011, and entered into a new registry agreement (the “New Registry Agreement”). The initial term of the New Registry Agreement is three years from the last launch date of the new Macy’s and Bloomingdale’s online registry platforms, followed by an automatic renewal term of two additional years (subject to either party’s election not to renew with 90 days notice before the expiration of the initial term).

Under the New Registry Agreement, WeddingChannel.com no longer hosts and manages the registry websites for Macy’s and Bloomingdale’s. Instead, the New Registry Agreement is similar to contracts that WeddingChannel.com has with its other retail partners, whereby we only receive a commission for purchases originating from our websites. Also, the New Registry Agreement currently provides that Macy’s will continue to be a premier partner on our universal registry engine, Gift Registry 360, under the New Registry Agreement. The Old Registry Agreement terminated after a transition period to fully implement the launch of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement, which began in February 2010. Under the Termination Agreement, Macy’s agreed to spend $3,000,000 between

February 1, 2010 and January 31, 2011 for advertising and sponsorship programs with us designed to promote the new Macy’s and Bloomingdale’s online registry platforms. Pursuant to the Termination Agreement, Macy’s paid WeddingChannel.com $1,000,000 in February 2010 as a premium for agreeing to the early termination of the Old Registry Agreement.

For the year ended December 31, 2010, our consolidated revenues from Macy’s were approximately $7.2 million. Approximately $3.1 million was derived from online advertising and $3.0 million from registry commissions. At December 31, 2010, we had accounts receivable from Macy’s and its affiliates of $798,000.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Bridal Agreement”) with May Bridal, an affiliate of May Department Stores Company (“May Company”), pursuant to which we sold 3,575,747 shares of our common stock to May Bridal for $5,000,000 in cash. The May Bridal Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into common stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by our Board of Directors or stockholders) and which transaction would dilute May Bridal’s interest in the common stock or voting power of XO Group before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the common stock and voting power of XO Group. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the common stock or voting power of XO Group exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the common stock or voting power of XO Group after the transaction. In addition, under an amendment to the May Bridal Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the common stock or voting power of XO Group, May Bridal would have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders. May Bridal waived its right to acquire equity interests in connection with the sale of common stock by us in November 2003.

On February 19, 2002, we also entered into an agreement (the “Media Services Agreement”) with May Company pursuant to which we jointly developed integrated marketing programs to promote and support those May Company department stores that offered wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May Company. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May Company in January 2005. Macy’s acquired May Company through a merger effective August 30, 2005. Macy’s waived its right to acquire equity interests in connection with the sales of common stock by us during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007. For the year ended December 31, 2007, we recorded revenues under the Media Services Agreement in the amount of $68,000.

On June 5, 2006, we entered into an agreement with Macy’s (the “Macy’s Corporate Agreement”), which was effective on September 8, 2006, the date of the closing of our acquisition of WeddingChannel.com. Pursuant to this agreement, for so long as it owns more than 5% of the outstanding common stock or voting power of XO Group, Macy’s shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders, as contemplated by the similar provision in the May Bridal Agreement. The Macy’s Corporate Agreement also provided that if its ownership percentage of the common stock or voting power of XO Group decreased below such level, Macy’s was to be entitled to designate one observer to attend the meetings of our Board of Directors for so long as the Old Registry Agreement remained in effect. For purposes of the Macy’s Corporate Agreement, the outstanding common stock or voting power of XO Group shall be based on the outstanding common stock or voting power of XO Group immediately following the closing of our acquisition of WeddingChannel.com and only sales or transfers (other than transfers to affiliates of Macy’s) of our common stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

On October 3, 2006, Mr. Sachse was appointed to our Board of Directors, following the exercise by Macy’s of its right under the Macy’s Corporate Agreement and its selection of Mr. Sachse as its designee. On April 11, 2007, Mr. Sachse resigned from our Board of Directors, but continued to attend board meetings thereafter as the designated observer of Macy’s, pursuant to the request of Macy’s and a resolution approved by our Board of Directors granting Macy’s the right to designate one observer to attend board meetings in lieu of designating one representative to our Board of Directors.

In connection with the termination of the Old Registry Agreement, the Macy’s Corporate Agreement was amended on January 11, 2010 to provide that if Macy’s sells shares of our common stock owned by it and any such sale results in the termination of the right of Macy’s to nominate one representative to our Board of Directors pursuant to the Macy’s Corporate Agreement, Macy’s shall promptly notify us of such sale, and in any event within two business days of the transaction.

On February 16, 2010, our Board of Directors appointed Mr. Sachse as director. Mr. Sachse was appointed to our Board of Directors because Macy’s notified us that it was again exercising its right under the Macy’s Corporate Agreement to nominate one member of our Board of Directors, and selecting Mr. Sachse as its designee. Mr. Sachse is an executive officer of Macy’s.

On April 30, 2008, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Macy’s. Pursuant to the Macy’s Corporate Agreement, Macy’s is entitled to certain rights to cause us to register its shares of our common stock for resale under the Securities Act of 1933, as amended. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of our common stock that are restricted securities under the Securities Act, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that we are eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that we file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. We are obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If we register any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and XO Group to limit the number of shares included in any such registration under specified circumstances. We will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of XO Group and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under the Securities and Exchange Commission’s Rule 144, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

On March 12, 2010, we filed a Registration Statement on Form S-3 with the Securities and Exchange Commission following notification to us by Macy’s of its demand under the Registration Rights Agreement to register for resale all 3,671,526 shares of our common stock owned by it. This registration statement was subsequently deregistered on June 27, 2011.

Google Inc.

Eileen Naughton has served as one of our directors since October 2006. Ms. Naughton has been employed by Google since September 2006, and currently serves as Google’s Managing Director, Digital Media Strategy, Americas.

For the years ended December 31, 2011, 2010 and 2009, we recorded revenues generated through Google AdSense text links on our websites totaling $105,000 in 2011 and less than $2,000 during each of 2010 and 2009. In addition, during the ordinary course of business, we utilized Google AdWords for advertising and recorded expenses of $419,000, $459,000 and $411,000 for the years ended December 31, 2011, 2010 and 2009, respectively.

In December 2008, we entered into a content hosting services agreement with Google related to distribution of certain of our video content through its YouTube service. We are entitled to a percentage of advertising revenue received by YouTube sold against our content, and Google is entitled to a percentage of advertising revenue received by us embedded in our content. During the year ended December 31, 2011, no payments were exchanged pursuant to this agreement.

We have also entered into various content license agreements with Google whereby we are permitted to use and display certain Google content, such as Google Maps, on our websites, and make available certain Google products and services to our website users. There are no payments made by us and Google to each other in connection with these agreements.

Indemnification of our Officers and Directors

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for XO Group during the year ended December 31, 2011, to serve in the same capacity for the year ending December 31, 2012, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for XO Group. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $1,181,500 and $1,139,000 for 2011 and 2010, respectively.

Audit-Related Fees

No audit-related services were rendered during 2011 or 2010.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax consulting and tax planning services were $227,120 and $231,030 for 2011 and 2010, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young for other services, consisting of the Ernst & Young online accounting reference tool, were $3,500 for each of 2011 and 2010. No other services were rendered by Ernst & Young during 2011 and 2010 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as XO Group’s independent registered public accounting firm for the year ending December 31, 2012.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	the integrity of XO Group’s financial statements;
•	the adequacy of XO Group’s system of internal accounting and financial controls;
•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and
•	XO Group’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that XO Group’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of XO Group’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by XO Group. XO Group’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing XO Group’s financial statements and for reviewing XO Group’s unaudited interim financial statements.

The Committee met five times in 2011. The Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of XO Group’s financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of XO Group’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of XO Group’s annual consolidated financial statements and whether there were any audit problems.

The Committee discussed with Ernst & Young that firm’s independence from XO Group and management. The Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the PCAOB and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

•	the firm’s internal quality control procedures;
•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and
•	all relationships between the firm and XO Group.

The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2011 and considered whether the provision of non-audit services by Ernst & Young in 2011 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in XO Group’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

The Committee has appointed Ernst & Young as XO Group’s independent registered public accounting firm for the year ending December 31, 2012.

Submitted by the Audit Committee of the Board of Directors of XO Group Inc.:

Charles Baker (Chair)
Ira Carlin
Eileen Naughton

PROPOSAL THREE — ADVISORY APPROVAL ON EXECUTIVE COMPENSATION

At the 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s executive compensation program be presented to the Company’s stockholders every year. This advisory recommendation is frequently referred to as “say-on-pay.” The Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are providing our stockholders with the opportunity to give an advisory approval of the fiscal 2011 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

As more fully described in this proxy statement under the heading “Executive and Director Compensation,” the compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. Named executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance.

We believe the mix of cash and equity compensation, the terms of the 2011 Long-Term Incentive Plan, the terms of long-term incentive awards, and the terms of our executives’ employment agreements are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills these objectives.

This Proposal 3 allows our stockholders to give an advisory approval of the decisions of the Compensation Committee on the compensation and benefits provided to our named executive officers as reflected in this proxy statement. Your advisory approval will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Based on the above, we request that you indicate that you approve of our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Vote on this Proposal

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described in the section entitled “Voting” of this Proxy Statement) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 16, 2012, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;
•	each of our “Named Executive Officers,” who are the executive officers named in the “Summary Compensation Table” of this Proxy Statement;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 16, 2012 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 26,374,554 shares of Common Stock outstanding at April 16, 2012 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Wallace R. Weitz & Co.(1)	2,510,554	9.5%
BlackRock, Inc.(2)	2,349,198	8.9%
Wellington Management Company, LLP(3)	2,217,954	8.4%
The Vanguard Group, Inc.(4)	1,590,229	6.0%
Named Executive Officers and Directors
David Liu(5)	1,065,554	4.0%
John Mueller(6)	139,685	*
Carol Koh Evans(7)	123,432	*
Nic Di Iorio(8)	133,950	*
Jeremy Lechtzin(9)	98,826	*
Charles Baker(10)	22,500	*
Ira Carlin	10,000	*
Eileen Naughton	20,000	*
Peter Sachse	2,500	*
All Directors and Executive Officers as a group (11 persons)(11)	2,304,280	8.6%

*	Less than 1%.
(1)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 3, 2012 by Wallace R. Weitz & Company. The Schedule 13G/A states that Wallace R. Weitz & Company has the sole power to vote and dispose of 2,510,554 shares and Wallace R. Weitz, as president and primary owner, has shared power to vote and dispose of these shares. All of the shares reported in the Schedule 13GA are owned of record by investment advisory clients of Wallace R. Weitz & Company. The address of each filing person is 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124.
(2)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has the sole power to vote and dispose of 2,349,198 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(3)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP. The Schedule 13G/A states that Wellington Management Company, LLP has the shared power to vote 1,490,134 shares and the shared power to dispose of 2,217,954 shares. Wellington, in its capacity as investment adviser, may be deemed to beneficially own 2,217,954 shares which are held of record by clients of Wellington. The address of Wellington is 280 Congress Street, Boston, Massachusetts 02210.
(4)	Based solely on our review of a Schedule 13G filed with the SEC on February 10, 2012 by The Vanguard Group, Inc. The Schedule 13G states that The Vanguard Group, Inc. has the shared power to dispose of 38,347 shares, the sole power to vote 38,347 shares and the sole power to dispose of 1,551,882 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Includes 64,177 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 337,381 shares of Common Stock issuable upon the exercise of presently exercisable options. Includes 355,539 shares that are owned of record by GRATs over which Mr. Liu has indirect beneficial ownership.
(6)	Includes 68,784 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(7)	Includes 65,659 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(8)	Includes 76,909 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(9)	Includes 66,609 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(10)	Includes 20,000 shares that are owned of record by a family trust over which Mr. Baker has indirect beneficial ownership as trustee.
(11)	Includes 454,447 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 337,381 shares of Common Stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to us and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2011, we believe that, during 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2013 must be received by us no later than December 31, 2012, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under our Bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2013 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by XO Group’s Secretary at our principal executive offices between the close of business on February 13, 2013 and the close of business on March 15, 2013, and is otherwise in compliance with the requirements set forth in our Bylaws, which can be accessed in the “Investor Relations — Corporate Governance” section of our corporate website at www.xogroupinc.com.

ANNUAL REPORT

We filed an Annual Report on Form 10-K for the year ended December 31, 2011 with the Securities and Exchange Commission on March 15, 2012. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007. The report is also available through our corporate website at www.xogroupinc.com.

A copy of our Annual Report for the year ended December 31, 2011 is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. This practice is commonly referred to as “householding.” If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or calls (212) 219-8555 and requests such a delivery. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or call (212) 219-8555 with such a request.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes, except to the extent that we specifically incorporate such information by reference into a previous or future filing, or specifically request that such information be treated as soliciting material, in each case under those statutes. Our website address provided in this Proxy Statement is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE
VIA INTERNET; TELEPHONE; BY MARKING, DATING, SIGNING AND RETURNING A
PROXY CARD IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL; OR BY
ATTENDING OUR ANNUAL MEETING IN PERSON ON JUNE 13, 2012.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Ira Carlin 02 Eileen Naughton

The Board of Directors recommends you vote FOR proposals 2 and 3:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000139188_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

XO GROUP INC.
Annual Meeting of Stockholders
June 13, 2012 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Liu and John Mueller, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XO GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, EDT on 6/13/2012, at the Offices of Orrick, Herrington & Sutcliffe LLP , 51 West 52nd Street, New York, NY 10019 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000139188_2 R1.0.0.11699